EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-1/A No. 333-262026) of Aclarion, Inc.,

(2) Registration Statement (Form S-8 No. 333-265220) of Aclarion, Inc.,

(3) Registration Statement (Form S-1 No. 333-273113) of Aclarion, Inc.,

(4) Registration Statement (Form S-1 No. 333-274914) of Aclarion, Inc.,

(5) Registration Statement (Form S-1 No. 333-275989) of Aclarion, Inc., and

(6) Registration Statement (Form S-1 No. 333-2766648) of Aclarion, Inc.

of our report dated February 20, 2024, except for Notes 2 and 17, as to which the date is March 28, 2024, with respect to the financial statements of Aclarion, Inc. (the Company) included in this Annual Report (Form 10-K) of Aclarion, Inc. for the year ended December 31, 2023. Our audit report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 28, 2024